EXHIBIT 10.1


            MID-AMERICA CAPITAL RESOURCES, INC.

                  LONG-TERM INCENTIVE PLAN

                (Effective January 1, 1995)

            MID-AMERICA CAPITAL RESOURCES, INC.
                  LONG-TERM INCENTIVE PLAN
                (Effective January 1, 1995)



                         SECTION 1

                          PURPOSE

     The purpose of the Plan (as such term is described below) is to provide an incentive to selected key executives of the Company (as such term is described below), by providing an opportunity to earn long-term incentive compensation, based upon the attainment of Company performance goals, so that they shall have an increased incentive to work toward the attainment of the long term growth and profit objectives of the Company and its affiliated companies. Specifically, the Plan is designed to:

          A. Link, directly and indirectly, executive and shareholder interests.

          B.   Attract and retain individuals of
     outstanding ability.

          C. Encourage key Company employees to render superior performance.


                         SECTION 2

                        DEFINITIONS

     The terms defined in this Section 2 shall, for purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          A. Administrative Guidelines: The guidelines established to administer this Plan as now in effect or as modified from time to time by the Committee.

          B. Board of Directors: The Board of Directors of IPALCO.

          C.   Bonus Pool:  The amount available for
     allocation and distribution under Section 5.

          D.   Capital Intensive Business.  Each of the
     Companies or a division of a Company which is designated by the Committee as capital intensive for purposes of determining the award of a Participant.

          E.   Cause:  The term Cause means fraud,
     dishonesty, theft of corporate assets or other gross misconduct by a Participant.

          F. Committee: The Compensation Committee of the Board of Directors.

          G. Company or Companies: Mid-America and its subsidiaries, or successors.

          H. Company Value: The value of the Company determined under Section 5 which is taken into account in determining the Bonus Pool available for allocation and distribution.

          I.   Current Interest Rate:  The Fiscal Year
     interest rate designated by the Committee to apply to payments which are deferred by the Committee in accordance with Section 7.B. The Current Interest
     Rate for each Fiscal Year until changed by the Committee, shall mean the rate in effect on the December 31 immediately preceding each Fiscal Year that is equal to Indianapolis Power & Light Company's cost of capital determined by the Indiana Utility
     Regulatory Commission in Indianapolis Power & Light
     Company's last general retail electric rate order.

          J. Earnings: The aggregate net earnings of the Non-Capital Intensive Business of the Company (as determined by the Committee) for the relevant measuring period.

          K.   Fiscal Year:  The calendar year.

          L. Good Reason: The term "Good Reason" means, without the Participant's written consent, (i) a demotion in the Participant's status, position or responsibilities which, in the judgment of the Committee, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to change in status, position or responsibilities; (ii) the assignment to the Participant of any duties or responsibilities which, in the reasonable judgment of the Committee, are inconsistent with such status, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for total and permanent disability, death or Cause or by him other than for Good Reason; or (iii) the relocation of the principal executive offices of IPALCO to a location outside the Indianapolis, Indiana metropolitan area, but only if IPALCO or the Company require him to be based at any place other than the location at which he performed his duties immediately prior to the relocation of IPALCO.

          M. IPALCO: IPALCO Enterprises, Inc. or its successor.

          N. Market Value: The fair market value of the Capital Intensive Business on January 1, 2000 as determined by an independent valuation firm selected by the Committee.

          O.   Mid-America:  Mid-America Capital Resources,
     Inc. or its successors.

          P.   Non-Capital Intensive Business:  Each of the
     Companies or a division of a Company which is designated by the Committee as non-capital intensive for purposes of determining the award of a participant.

          Q. Participant: The employees of IPALCO and the Company designated by the Committee to receive an award under the Plan. The employees eligible for designation include officers of IPALCO or the Company and other employees of IPALCO and the Company who the Committee expect to contribute materially to the strategic growth of the Company.

          R. Performance Incentive Award: The incentive award amount for a Participant determined in accordance with Section 5 hereof.

          S.   Performance Period:  The period from January
     1, 1995 through December 31, 1999 for which performance of the Company under this Plan shall be measured.

          T. Plan: This Mid-America Capital Resources, inc. Long-Term Incentive Plan, as now in effect and as amended from time to time.

          U. Shares: The eight (8) Shares available for grant under Section 4 by the Committee. The Committee shall be permitted to grant fractional Shares under the Plan. Furthermore, to the extent Shares previously awarded are forfeited, in whole or in part, in accordance with the provisions of the Plan, the Committee may, but is not required to, reallocate the forfeited Shares (or fractions thereof) to other
     Participants.

          V.   Sustainable Earnings:  The portion of the
     Earnings that the Committee, in its sole discretion, determines are sustainable by the Non-Capital
     Intensive Business for a period after the date of determination. Generally, while subject to final determination by the Committee, Earnings that are expected to continue for at least three (3) years shall generally be deemed sustainable.

          W. Threshold Value: An increase in value of the Company that must be exceeded before a Performance
     Incentive Award shall be payable. The Threshold Value shall be equal to $33,833,333.


                         SECTION 3

                       ADMINISTRATION

     The Plan shall be administered by the Committee. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of its members are present or by a written consent signed by all of its members. The Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan. The decisions to be made by the Committee include, but are not limited to, the following:

          (i) The Companies or divisions of the Companies which are designated as a Capital Intensive Business or a Non-Capital Intensive Business.

          (ii) The employees of IPALCO and the Company who are granted Shares under this Plan and the number of Shares (or fractional Shares) to be granted to each such Participant.

          (iii) The determination of Earnings and
     Sustainable Earnings of the Non-Capital Intensive
     Business.

          (iv) The selection of an independent valuation firm to determine the Market Value of the Capital
     Intensive Business.

          (v)  The timing of payment of the Performance
     Incentive Awards.


                         SECTION 4

                       PARTICIPATION

     A.   At any time before or during the Performance
Period, the Committee may award Shares or fractional Shares to IPALCO's or the Company's key employees who, in the opinion of the Committee, are in a position to make a significant contribution to the long-term success of the Company. However, under no circumstances shall the aggregate number of Shares awarded exceed eight (8).

     B. During the Performance Period, the Committee, in its sole discretion, may:

          (i)  discontinue the participation of a
     Participant; or

          (ii) increase or decrease the number of Shares or fractional Shares awarded to a Participant.

If a Participant's participation is discontinued, his Share award shall be automatically reduced to an amount equal to the product of:

          (iii) the number of Shares credited to the Participant immediately before the discontinuation and

          (iv) a fraction, the numerator of which is equal to the number of full calendar months in the Performance Period during which he was an active
     Participant in this Plan and the denominator or which is sixty (60).

Furthermore, except as provided in Section 6 and even if the Participant's participation is discontinued, a Participant's Share award may not be decreased after January 1, 1997 to an amount less than an amount equal to the product of:

          (v) the number of Shares credited to the Participant immediately before the decrease and

          (vi) a fraction, the numerator of which is equal to the number of full calendar months in the Performance Period during which he was a Participant and the denominator of which is sixty (60).

     C. At the end of the Performance Period, the Committee may, but is not required to, allocate any Shares not awarded as of December 31, 1999 (including any previously forfeited Shares) among the Participants in any manner it determines appropriate.


                         SECTION 5

        CALCULATION OF PERFORMANCE INCENTIVE AWARDS

     A. A Performance Incentive Award shall be payable only if Company Value at the end of the Performance Period
(as determined under subsection (i) below) exceeds
Threshold Value. If Company Value exceeds Threshold Value, the Performance Incentive Award payable to a Participant shall be equal to the product of the Bonus Pool (as determined under subsection (i) below) and the Participant's fractional interest in the Bonus Pool (as determined under subsection (ii) below).

          (i) The Performance Incentive Award Bonus Pool shall be determined as follows:

               a.   First, Company Value shall be
          determined by adding:

                    1.   the increase in value of the
               Capital Intensive Business (as determined under paragraph B of this Section), plus

                    2.   the increase in value of the
               Non-Capital Intensive Business (as
               determined under paragraph C of this
               Section), plus

                    3.   the value added by sale of
               product lines or businesses (as determined under paragraph D of this Section).

               b.   Second, the Performance Incentive
          Award Bonus Pool shall be determined by adding:

                    1.   The product of (A) the amount
               (not in excess of $101,500,000) by which Company Value exceeds Threshold Value, times (B) 20%, plus

                    2.   The product of (A) the amount, if
               any, by which Company Value exceeds
               $135,333,333, times (B) 15%.

          (ii) A Participant's fractional interest in the Bonus Pool shall be equal to a fraction, the numerator of which is the number of Shares held by the Participant on December 31, 1999 and the denominator of which is eight (8).

     B.   The increase in value of the Capital Intensive
Business shall be equal to the amount, if any, by which the Market Value of the Capital Intensive Business at December
31, 1999, increased by dividends paid by Mid-America to IPALCO and the other shareholders of Mid-America, if any, during the Performance Period and reduced by capital contributions made by IPALCO and the other shareholders of Mid-America, if any, to Mid-America during the Performance
Period, exceeds the Market Value of the Capital Intensive
Business as of January 1, 1995. To the extent that there is a sale of product lines or business which results in value added under paragraph D below, the Committee shall adjust the amount determined under this paragraph if necessary to preclude such sale proceeds from being counted twice in determining the incentive compensation payable under this Plan.

     C.   The increase in value of the Non-Capital
Intensive Business shall be equal to the simple average of
(i) and (ii) below:

          (i)  The Sustainable Earnings of the Non-Capital
     Intensive Business for the 1999 Fiscal Year times twelve (12).

          (ii) The average annual Earnings of the
     Non-Capital Intensive Business for each of the five
     (5) Fiscal Years in the Performance Period times twelve (12);

To the extent that there is a sale of product lines or business which results in value added under paragraph D below, the Committee shall adjust the amount determined under this paragraph if necessary to preclude such sale proceeds from being counted twice in determining the incentive compensation payable under this Plan.

     D. The value added by a sale of product lines or business shall be equal to the net proceeds of each and every product lines or business of the Company sold during the Performance Period. For purposes of this paragraph, the net proceeds of any product line or business sold shall be equal to the amount by which the proceeds of any sale exceed the January 1, 1995 book value of such business or product line (disregarding any depreciation), plus any dividends paid to IPALCO and the other shareholders of the entity, if any, attributable to such sold product line or business during the Performance Period and less any capital contributions made with respect to such sold product line or business by IPALCO and the other shareholders of the entity, if any, during the Performance Period. The determination of net proceeds shall be made by the Committee, in its sole discretion.

     E. Notwithstanding anything contained in Section 3 or in this Section 5 to the contrary, the Committee has the authority to reduce, in part or in whole, the amount of the Performance Incentive Award payable to any Participant who is also a participant in the IPALCO Enterprises, Inc.
Long-Term Performance and Restricted Stock Incentive Plan.


                         SECTION 6

                  EMPLOYMENT TERMINATIONS

     A. Except as provided in paragraphs B, C, and D of this Section, the Shares held by a Participant whose employment with the Company and IPALCO is terminated before January 1, 1997 or whose employment with the Company and IPALCO is terminated after January 1, 1997 but before January 1, 2000 and is a termination by IPALCO or the Company for Cause or a voluntary termination by the Participant without Good Reason shall be forfeited, and the Shares allocated to such terminated Participant shall be available, at the complete discretion of the Committee, to be reallocated to other current or new Participants.

     B. If a Participant's employment is involuntarily terminated by the Company and IPALCO without Cause or voluntarily terminated by the Participant for Good Reason after January 1, 1997 and before January 1, 2000, the
Shares (including any fractional Shares) held by the Participant immediately prior to his employment termination and after adjusted as provided below shall be fully vested and non-forfeitable. Notwithstanding the prior sentence, the Shares held by a Participant whose employment is terminated, may, at the complete discretion of the Committee, be reduced to an amount no less than the amount equal to the product of the Shares (or fractional Shares) held by the Participant before the employment termination
(without regard to any decrease in the Share award on or after January 1, 1997 in accordance with Section 4.B.) and a fraction, the numerator of which is equal to the number of full calendar months in the Performance Period during which he was an active Participant before his employment termination and the denominator of which is equal to sixty
(60). Payment of the Performance Incentive Period to any terminated Participant shall be made in accordance with
Section 7.

     C. If a Participant's employment is terminated involuntarily before January 1, 1997 following the sale of the business or product lines for which he performed the greatest percentage of his employment services and he does not begin employment with the purchaser within three (3) months from the closing date of the purchase, the vesting provisions of paragraph B of this Section shall apply without regard to the January 1, 1997 employment requirement.

     D. If a Participant's employment is terminated before January 1, 2000 by reason of his retirement on or after age sixty-five (65), disability (as such term is defined in the Employees' Retirement Plan of Indianapolis
Power & Light Company) or death, the vesting provisions of paragraph B of this Section shall apply without regard to the January 1, 1997 employment requirement. In the case of a Participant's death, payment shall be made to his designated beneficiary or, if there is no designated beneficiary, to his estate.


                         SECTION 7

                          PAYMENT

     A.   Except as provided in paragraph B of this Section
7, Mid-America shall pay in cash to each Participant an amount equal to his Performance Incentive Award as soon as practicable after the conclusion of the Performance Period and after the amount of the Performance Incentive Award is determined.

     B.   Notwithstanding anything contained in paragraph
A of this Section to the contrary, the Committee, in its sole discretion, may (but is not required to) defer the payment of all or a portion of the Performance Incentive
Award but only to the extent necessary to preserve the federal income tax deductibility of the cash payment of the Performance Incentive Award by Mid-America; provided, however, that to the extent the Company defers payment until 2001 or later, the amount of any deferred payment shall begin to accrue interest at the Current Interest Rate beginning on July 1, 2000. Payments may not be deferred beyond the first calendar year or years in which the payment would be deductible by the Company for federal income tax purposes.


                         SECTION 8

                   NO EMPLOYMENT CONTRACT

     The Plan is not and is not intended to be an employment contract with respect to any of the Participants, and IPALCO's and the Company's rights to continue or to terminate the employment relationship of any Participant shall not be affected by the Plan.


                         SECTION 9

                 AMENDMENT AND TERMINATION

     The Board of Directors of Mid-America may at any time amend, modify, alter, or terminate the Plan; provided, however, that any amendment, modification, alteration or termination to the Plan which increases the number of Shares available for grant under this Plan or modifies the vesting provisions set forth in Section 6 shall not be given effect unless the majority of the Participants adversely affected by the change consent to the amendment, modification, alteration or termination.


                         SECTION 10

                      INDEMNIFICATION

     Each person who is or shall have been a member of the Board of Directors of IPALCO or Mid-America or the Committee shall be indemnified and held harmless by Mid-America against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with Mid-America's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give Mid-America an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Mid-America Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that Mid-America may have to indemnify them or hold them harmless.


                         SECTION 11

                       GOVERNING LAW

     The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.


                         SECTION 12

                      EXPENSES OF PLAN

     The expenses of administering the Plan shall be borne by the Company.


                         SECTION 13

                         SUCCESSORS

     The Plan shall be binding upon the successors and assigns of IPALCO and the Company.


                         SECTION 14

                      TAX WITHHOLDING

     Mid-America shall have the right to withhold from the Participant or other person receiving payment of a Performance Award the amount of any federal, state or local taxes which Mid-America is required to withhold with respect to such Performance Incentive Awards.


                         SECTION 15

                       EFFECTIVE DATE

     This Plan shall be effective January 1, 1995.